EXHIBIT 99.3

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
OFFICE OF THE COMPTROLLER OF THE CURRENCY

IN THE MATTER OF:

Granite National Bank
Bowling Green, Ohio

AMENDMENT TO THE AUGUST 3, 2000 CONSENT ORDER
ISSUED BY THE COMPTROLLER OF THE CURRENCY
TO GRANITE NATIONAL BANK, BOWLING GREEN, OHIO

WHEREAS, pursuant to Article VIII of the August 3, 2000 Consent Order ("Order") issued by the Office of the Comptroller of the Currency ("OCC") to Granite National Bank, Bowling Green, Ohio ("Bank"), the Order itself may be amended;

WHEREAS, new circumstances exist since the issuance of the Order and require additional clarification concerning the Bank's responsibilities; and,

WHEREAS, the Bank, by and through its duly elected and acting Board of Directors ("Board"), has executed a "Stipulation and Consent to the Issuance of an Amendment to a Consent Order," dated June 21, 2001, that is accepted by the Comptroller. By this Stipulation and Consent, which is incorporated herein by this reference, the Bank has consented to the issuance of this amendment ("Amendment") to the Order by the Comptroller of the Currency ("Comptroller").

NOW THEREFORE, the Comptroller, pursuant to the authority vested in him by the Federal Deposit Insurance Act, 12 U.S.C. § 1818, hereby orders that:

1.      Until further notice, the Bank shall provide the OCC with daily, email confirmation that all credit card accounts receivable required to be sold pursuant to Article III(1) of the Order have been sold in accordance with the terms thereof. Such confirmation shall include the dollar volume of receivables sold each day and be provided no later than twelve hours into the following business day (by 12:00 P.M., Houston, Texas time), as such business days are established by SSI's (as defined hereafter) corporate business office.

2.      Until further notice, the Bank shall provide the OCC with copies of all reports concerning the status of the bankruptcy of Stage Stores, Inc., a Delaware corporation, ("SSI") that are filed with the Federal Deposit Insurance Corporation ("FDIC"). Such copies shall be provided simultaneous with their submission to the FDIC.

3.      Until further notice, the Bank shall:

            (a)      fax the OCC copies of the weekly borrowing base certificate and monthly compliance certificate provided to Citibank under the terms and conditions of SSI's "debtor in possession" financing which copies shall be provided simultaneous with their submission to Citibank; and,

            (b)      email the OCC copies of a monthly accounts receivable aging report by no later than the day set forth in Exhibit "A," attached hereto and made a part hereof .

4.      Pursuant to Article VI(3) of the Order, the Bank shall provide the OCC with a copy of each monthly report of its Compliance Committee by no later than the day set forth in Exhibit "A" attached hereto and made a part hereof.

5.      Within forty-five (45) days, the Bank shall hire appropriate personnel or contract for external coverage to adequately monitor and manage the bank's compliance functions. Upon selection of the chosen alternative, Bank management shall provide the Assistant Deputy Comptroller with a letter detailing management's decision and analysis demonstrating that the decision will appropriately meet the Bank's compliance management needs. Such analysis shall identify the background and credentials to support the individual's or firm's ability to perform in this capacity.

6.      Within sixty (60) days, the Bank shall adopt, implement, and thereafter ensure adherence to a written consumer compliance program designed to ensure that the Bank is operating in compliance with all applicable consumer protection laws, rules and regulations.

            (a)      This program shall include, but not be limited to:

                        (1)      a written description of the duties and responsibilities of the compliance officer;

                        (2)      adequate internal controls to ensure compliance with consumer protection laws, rules, and regulations;

                        (3)      the preparation of a policies and procedures manual covering all applicable consumer protection laws, rules and regulations for use by appropriate Bank personnel in the performance of their duties and responsibilities;

                        (4)      semiannual updates of the written policies and procedures manual to ensure it remains current;

                        (5)      an audit program schedule and procedures to test for compliance with applicable consumer protection laws, rules and regulations;

                        (6)      procedures to ensure that exceptions noted in the audit reports are corrected and responded to by the appropriate Bank personnel;

                        (7)      the education and training of all appropriate Bank personnel in the requirements of all applicable federal and state consumer protection laws, rules and regulations;

                        (8)      a process and assigned responsibility to ensure the review and implementation of regulatory changes on an ongoing basis; and,

                        (9)      periodic reporting of the results of the consumer compliance audit to the Board or a committee thereof.

            (b)      Upon adoption of the program, management shall provide the Assistant Deputy Comptroller with a letter detailing the bank's actions to address each of the above items.

7.      Within forty-five (45) days the Board shall appoint a capable officer of the Bank who shall be vested with sufficient authority to monitor and ensure the Bank's compliance with the Bank Secrecy Act, as amended (31 U.S.C. §§ 5311 - 5330), the regulations promulgated thereunder at 31 C.F.R. Part 103, as amended, and 12 C.F.R. Part 21, Subparts B and C (collectively referred to herein as the "Bank Secrecy Act"), and the rules and regulations of the Office of Foreign Assets Control ("OFAC"). This compliance officer shall report to the Board.

            (a)      The Assistant Deputy Comptroller shall have the power of veto over the appointment of the proposed BSA officer, as well as any change in the identity of the Bank's compliance officer made subsequent to the issuance of this Order. The Bank shall provide information to the OCC on such candidate's background and credentials prior to hiring, however, any OCC's failure to exercise its veto power shall not constitute an approval or endorsement of the proposed officer.

            (b)      The requirement to submit information and the prior veto provisions of this Article are based on the authority of 12 U.S.C. § 1818(b) and do not require the Comptroller to complete his/her review and act on any such information or authority within ninety (90) days.

8.      Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program of policies and procedures to ensure compliance with the Bank Secrecy Act and OFAC rules and regulations.

            (a)      At a minimum, this written program shall establish:

                        (1)      a system of internal controls and independent testing and auditing to ensure ongoing compliance with the Bank Secrecy Act and OFAC rules and regulations;

                        (2)      operating procedures for both the opening and managing of consumer credit accounts.;

                        (3)      a comprehensive training program for all appropriate operational and supervisory personnel to ensure their awareness of and compliance with the requirements of the Bank Secrecy Act, as well as OFAC rules and regulations, and the reporting requirements associated with Suspicious Activity Reports (SARs) pursuant to 12 C.F.R. Part 21, Subpart B;

                        (4)      a written description of the duties and responsibilities of the officer who will be responsible for Bank Secrecy Act and OFAC compliance;

                        (5)      comprehensive guidelines, procedures, and systems for compliance with the rules and regulations of the OFAC; and,

                        (6)      prompt management response and follow-up to all audit exceptions or other recommendations of the Bank's auditor.

            (b)      Upon completion, management should provide the Assistant Deputy Comptroller with a letter detailing the Bank's actions to address each of the above items. In the event the Assistant Deputy Comptroller recommends changes to the program, the Board shall immediately incorporate those changes into the program.

9.      The provisions of this Amendment are effective upon its issuance by the Comptroller, through his authorized representative, whose hand appears below. Any time limitations imposed by this Amendment shall begin to run from the issuance of this Amendment. Such time limitations may be extended, in writing, by the OCC, for good cause, upon written application by the Board.

10.      All other terms and provisions of the Order shall continue to apply to the operations of the Bank and it and this Amendment shall remain in full force and effect until otherwise altered by the OCC's written, amendment, suspension, waiver or termination thereof.

11.      The Bank shall submit the policies, procedures and any other correspondence required by this Order for the OCC's approval by sending written copies to

Assistant Deputy Comptroller Bob Winstead
2345 Grand Avenue, Suite 700
Kansas City, Missouri 64108-2637

with a copy to:

National Bank Examiner Angela Lindstrom
920 Second Avenue South, Suite 800
Minneapolis, Minnesota 55402-3393

IT IS SO ORDERED, this 21st day of June, 2001.

/s/ Jerilyn Gilland                                                                                                            June 21, 2001
Jerilyn Gilland                                                                                                                  Date

Deputy Comptroller
Office of the Comptroller of the Currency

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
OFFICE OF THE COMPTROLLER OF THE CURRENCY

IN THE MATTER OF:

Granite National Bank
Bowling Green, Ohio

STIPULATION AND CONSENT TO THE ISSUANCE OF AN AMENDMENT TO A CONSENT ORDER

WHEREAS, the Comptroller of the Currency of the United States of America ("Comptroller") is prepared to initiate cease-and-desist proceedings against Granite National Bank, Bowling Green, Ohio ("Bank"), pursuant to 12 U.S.C.§ 1818(b), and,

WHEREAS, in the interest of compliance and cooperation, the Bank consents to the issuance of an amendment ("Amendment"), dated June 21, 2001 , 2001, to the Consent Order, dated August 3, 2000;

NOW, THEREFORE, in consideration of the above premises, the Comptroller, through his authorized representative, and the Bank, by and through its Board of Directors, hereby stipulate and agree to the following:

ARTICLE I

(1)      The Bank is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq.

(2)      The Comptroller is "the appropriate Federal banking agency" with regulatory and supervisory responsibility for the Bank pursuant to 12 U.S.C. §§1813(q) and 1818(b).

(3)      The Bank is an "insured depository institution" within the meaning of 12 U.S.C. §1818(b).

ARTICLE II

(1)      The Bank, without admitting or denying any wrongdoing, hereby consents and agrees to the issuance of the Amendment by the Comptroller. The Bank further agrees that said Amendment shall be deemed an "order issued with the consent of the depository institution," as defined in 12 U.S.C. §1818(h)(2), and consents and agrees that said Amendment shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. § 1818(i).

(2).      The Bank understands and expressly acknowledges that:

            a.      it remains bound to the terms of the Comptroller's August 3, 2000 Consent Order; and

            b.      the Amendment will be deemed to be an amendment to the Comptroller's August 3, 2000 Consent Order and that the two documents will be construed in pari materia.

ARTICLE III

(1)      The Bank, by signing this Stipulation and Consent, admits to the jurisdiction of the Comptroller with respect to the matters set forth in the Amendment pursuant to 12 U.S.C. §§ 1818(b) and (i);

(2)      The Bank, by signing this Stipulation and Consent, hereby waives:

            a.      the issuance of a Notice of Charges, all rights to a hearing and a final agency decision pursuant to 12 U.S.C. §§ 1818(b) and (i);

            b.      all rights to seek any type of administrative or judicial review of the Amendment;

            c.      all rights to contest the validity of the Amendment, including all procedural rights incident thereto, and this Stipulation and Consent;

            d.      any and all claims for fees or expenses related to this Stipulation and Consent against the Comptroller, or any of his agents, whether arising under common law or under the terms of any statute, including, but not limited to, the Equal Access to Justice Act, 5 U.S.C. § 504 and 28 U.S.C. § 2412; and,

            e.      all rights to assert a "double jeopardy" claim in the event of a criminal prosecution brought by the Department of Justice for the acts alleged in the Amendment.

ARTICLE IV

(1)      It is further agreed that the provisions of this Stipulation and Consent shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any action affecting the Bank if, at any time, he deems it appropriate to do so to fulfill the responsibilities placed upon him by the several laws of the United States of America.

(2)      The Bank understands that nothing herein shall preclude any proceedings brought by the Comptroller to enforce the terms of this Stipulation and Consent, and that nothing herein constitutes, nor shall the Bank contend that it constitutes, a waiver of any right, power, or authority of any other representatives of the United States or agencies thereof, including the Department of Justice and/or the Federal Deposit Insurance Corporation, to bring other actions deemed appropriate.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set her hand on behalf of the Comptroller.

/s/ Jerilyn Gilland                                                                                                             June 21, 2001
Jerilyn Gilland                                                                                                                   Date
Deputy Comptroller
Midwestern District

STIPULATION AND CONSENT TO THE ISSUANCE OF AN AMENDMENT TO A CONSENT ORDER
(Signature Page)

6/21/01                                                                                                                                                 /s/ John J. Wiesner
DATE                                                                                                                                                   John J. Wiesner, Director

STIPULATION AND CONSENT TO THE ISSUANCE OF AN AMENDMENT TO A
CONSENT ORDER
(Signature Page)

6/21/01                                                                                                                                                    /s/ Charles M. Sledge
DATE                                                                                                                                                     Charles M. Sledge, Director

STIPULATION AND CONSENT TO THE ISSUANCE OF AN AMENDMENT TO A
CONSENT ORDER
(Signature Page)

6/21/01                                                                                                                                                   /s/ James Kenneth Brumfield
DATE                                                                                                                                                     James Kenneth Brumfield, Director

STIPULATION AND CONSENT TO THE ISSUANCE OF AN AMENDMENT TO A
CONSENT ORDER
(Signature Page)

6/21/01                                                                                                                                                   /s/ Harold Compton
DATE                                                                                                                                                     Harold Compton, Director

STIPULATION AND CONSENT TO THE ISSUANCE OF AN AMENDMENT TO A
CONSENT ORDER
(Signature Page)

6/21/01                                                                                                                                                     /s/ Jack E. Bush
DATE                                                                                                                                                       Jack E. Bush, Director

STIPULATION AND CONSENT TO THE ISSUANCE OF AN AMENDMENT TO A
CONSENT ORDER
(Signature Page)

6-25-01                                                                                                                                                       /s/ Robert Huth
DATE                                                                                                                                                         Robert Huth, Director